DUFF & PHELPS

CONFIDENTIAL - DRAFT

Discussion Materials

Presentation to the Special Committee of the Board of Directors of Isramco, Inc.

February 14, 2019

Table of Contents

Section 1.

Duff & Phelps Valuation Approach Overview

Duff & Phelps Valuation Approach Overview

- Duff & Phelps performed a sum-of-the-parts valuation analysis for Isramco assuming Fair Market Value. For the purposes of our analysis, Duff & Phelps defines Fair Market Value as the price at which property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of relevant facts. In particular:

  » **Tamar ORRI:**
  - The value of the Tamar ORRI was calculated using a discounted cash flow analysis ("DCF") and a range of discount rates
    - In our analysis, we include a step-up in the tax basis, the depreciation of which has the effect of reducing income taxes each year. The amount of tax depreciation included in each year of our forecast is approximately $19.7 million.

  » **Oil & Gas Production Activity:**
  - Isramco Energy, LLC
    - Discounted Cash Flow Analysis
  - Isramco Resources, LLC
    - Discounted Cash Flow Analysis
  - Jay Petroleum LLC
    - Discounted Cash Flow Analysis

  » **Production Services:**
  - Multiple applied to the segment's estimated fiscal year ("FY") 2019 and projected FY2020 EBITDA

  » **Tamar Arbitration:**
  - Maximum potential pre-tax value of $71.0 million

  » **Weighted Average Cost of Capital:**
  - Duff & Phelps calculated a discount rate for the Tamar ORRI using a capital asset pricing model, with inputs derived from the set of comparable companies for beta, target capital structure, and cost of debt.

Duff & Phelps Valuation Approach Overview

Impact of Tax Basis Step-Up

- **Fair Market Value is a "willing buyer/willing seller" concept**
  - At any purchase price above book value, the buyer gets to "step-up" the value of the assets to fair value and depreciate the assets for tax purposes
  - The value of entity is increased by the present value of tax savings corresponding to the step-up in depreciation

- **Isramco's Tamar assets have been fully depreciated**
  - Naphtha does not include a step-up in depreciation, or its corresponding valuation impact on Tamar, in their provided valuation
  - Naphtha's argument is that there is no "sale" transaction contemplated
  - Duff & Phelps believes that the inclusion of a step-up in the assets' basis and corresponding tax depreciation impact is appropriate

Step-up Depreciation Impact Analysis

($ in thousands)

	Low	Mid	High
Enterprise Value			
Tamar Royalties LLC (Including Depreciation)	$331,000	$375,000	$422,000
Tamar Royalties LLC (Excluding Depreciation)	302,000	333,000	371,000
Impact of Step-Up Depreciation	**$29,000**	**$42,000**	**$51,000**

Section 2.

Valuation Summary

Valuation Summary

Including Tax Benefit from Step-Up in Basis

Valuation Summary - Isramco

($ in thousands, except per share values)

	Low	Mid	High	Naphtha Valuation Low	Naphtha Valuation High	Notes (5)
Enterprise Value						
Tamar Royalties LLC (1) (2)	$331,000	$375,000	$422,000	$277,000	$310,000	A
Oil & Gas Production Activity (3)	30,000	31,000	33,000	24,000	25,000	B
Production Services	30,000	32,500	35,000	30,000	35,000	C, D
Arrow Assets	2,000	2,000	2,000	2,000	2,000	D
Plug and Abandon	(22,000)	(22,000)	(22,000)	(22,000)	(22,000)	D
Selling, General and Administrative Expenses, After-Tax	(16,170)	(16,170)	(16,170)	(21,000)	(21,000)	E
Enterprise Value Conclusion - Pre-Arbitration	**$354,830**	**$402,330**	**$453,830**	**$290,000**	**$329,000**	
Less: Net Debt (4)	($48,262)	($48,262)	($48,262)	($48,000)	($48,000)	D
Plus: Working Capital and Others	5,144	5,144	5,144	5,000	5,000	D
Aggregate Equity Value ("AEV") - Pre-Arbitration	**$311,712**	**$359,212**	**$410,712**	**$247,000**	**$286,000**	
Per Share Aggregate Equity Value - Pre-Arbitration	*$114.70*	*$132.18*	*$151.13*	*$90.89*	*$105.24*	
Value of Abitration Proceeds						
Value of $0.0 million Arbitration Proceeds, After-Tax				$0	$0	
Value of $35.5 million Arbitration Proceeds, After-Tax	$27,335	$27,335	$27,335	27,335	27,335	
Value of $71.0 million Arbitration Proceeds, After-Tax	54,670	54,670	54,670	54,670	54,670	
AEV - Post-Arbitration						
AEV - $0.0 million Pre-Tax Arbitration Proceeds				**$247,000**	**$286,000**	
AEV - $35.5 million Pre-Tax Arbitration Proceeds	**$339,047**	**$386,547**	**$438,047**	**$274,335**	**$313,335**	
AEV - $71.0 million Pre-Tax Arbitration Proceeds	**$366,382**	**$413,882**	**$465,382**	**$301,670**	**$340,670**	
Value Per Share						
$0.0 million Pre-Tax Arbitration Proceeds				*$90.89*	*$105.24*	
$35.5 million Pre-Tax Arbitration Proceeds	*$124.76*	*$142.24*	*$161.19*	*$100.95*	*$115.30*	
$71.0 million Pre-Tax Arbitration Proceeds	*$134.82*	*$152.29*	*$171.24*	*$111.00*	*$125.35*	

Naphtha Offer:
$300 million AEV
$110 per share

(1) Low, Mid, and High indications use a Weighted Average Cost of Capital ("WACC") of 9.50%, 8.25%, and 7.00%, respectively
(2) Excludes selling, general and administrative expenses
(3) Includes Isramco Resources, LLC, Isramco Energy, LLC and Jay Petroleum LLC; Low, Mid, and High indications use a WACC of 9.75%, 8.75%, and 7.75%, respectively, as interpolated based on the estimated December 31, 2018 reserve reports
(4) As of September 30, 2018
(5) Refer to page 6 for Duff & Phelps commentary

Valuation Summary

Excluding Tax Benefit from Step-Up in Basis

Valuation Summary - Isramco

($ in thousands, except per share values)

	Low	Mid	High	Naphtha Valuation Low	Naphtha Valuation High	Notes (5)
Enterprise Value						
Tamar Royalties LLC (1) (2)	$302,000	$333,000	$371,000	$277,000	$310,000	A
Oil & Gas Production Activity (3)	30,000	31,000	33,000	24,000	25,000	B
Production Services	30,000	32,500	35,000	30,000	35,000	C, D
Arrow Assets	2,000	2,000	2,000	2,000	2,000	D
Plug and Abandon	(22,000)	(22,000)	(22,000)	(22,000)	(22,000)	D
Selling, General and Administrative Expenses, After-Tax	(16,170)	(16,170)	(16,170)	(21,000)	(21,000)	E
Enterprise Value Conclusion - Pre-Arbitration	**$325,830**	**$360,330**	**$402,830**	**$290,000**	**$329,000**	
Less: Net Debt (4)	($48,262)	($48,262)	($48,262)	($48,000)	($48,000)	D
Plus: Working Capital and Others	5,144	5,144	5,144	5,000	5,000	D
AEV - Pre-Arbitration	**$282,712**	**$317,212**	**$359,712**	**$247,000**	**$286,000**	
Per Share Aggregate Equity Value - Pre-Arbitration	*$104.03*	*$116.72*	*$132.36*	*$90.89*	*$105.24*	
Value of Abitration Proceeds						
Value of $0.0 million Arbitration Proceeds, After-Tax				$0	$0	
Value of $35.5 million Arbitration Proceeds, After-Tax	$27,335	$27,335	$27,335	27,335	27,335	
Value of $71.0 million Arbitration Proceeds, After-Tax	54,670	54,670	54,670	54,670	54,670	
AEV - Post-Arbitration						
AEV - $0.0 million Pre-Tax Arbitration Proceeds				**$247,000**	**$286,000**	
AEV - $35.5 million Pre-Tax Arbitration Proceeds	**$310,047**	**$344,547**	**$387,047**	**$274,335**	**$313,335**	
AEV - $71.0 million Pre-Tax Arbitration Proceeds	**$337,382**	**$371,882**	**$414,382**	**$301,670**	**$340,670**	
Value Per Share						
$0.0 million Pre-Tax Arbitration Proceeds				*$90.89*	*$105.24*	
$35.5 million Pre-Tax Arbitration Proceeds	*$114.09*	*$126.78*	*$142.42*	*$100.95*	*$115.30*	
$71.0 million Pre-Tax Arbitration Proceeds	*$124.14*	*$136.84*	*$152.48*	*$111.00*	*$125.35*	

Naphtha Offer:
$300 million AEV
$110 per share

(1) Low, Mid, and High indications use a WACC of 9.50%, 8.25%, and 7.00%, respectively
(2) Excludes selling, general and administrative expenses and assumes no step-up in tax basis
(3) Includes Isramco Resources, LLC, Isramco Energy, LLC and Jay Petroleum LLC; Low, Mid, and High indications use a WACC of 9.75%, 8.75%, and 7.75%, respectively, as interpolated based on the estimated December 31, 2018 reserve reports
(4) As of September 30, 2018
(5) Refer to page 6 for Duff & Phelps commentary

Valuation Summary

Notes

Note A: Tamar Royalties LLC

- Discount Rate - Duff & Phelps used discount rates of 9.50%, 8.25% and 7.00%.
  - » The discount rate range of 7.00% - 9.50% was derived using publicly traded companies in the royalty interest exploration and production industry that Duff & Phelps deemed relevant to its analysis.
  - » 7.00% was used in Isramco's October 2018 valuation report. The October valuation report used a discount rate ranging from 5.00% to 9.00%.
  - » Naphtha Israel Petroleum ("Naptha") uses a discount rate ranging from 9.50% to 10.50%.
- Rate of Wellhead Adjustments – Naphtha assumed Wellhead adjustments of 11.5/12.5 to 10.5/12.5.
  - » The standard has been 11.5/12.5.
- Other Comments
  - » It appears that Naphtha has not adjusted the 1.52% ownership by the Wellhead adjustment factor in deriving the Delek internal rate of return ("IRR").
  - » Similarly, it appears that Naphtha's IRR calculation does not account for selling, general and administrative expenses.

Note B: Oil & Gas Production Activity

- Discount Rate - Duff & Phelps used a discount rate ranging from 7.75% to 9.75% based on the selected publicly traded companies.
  - » It appears that Naphtha used a 10.00% discount rate.

Note C: Production Services

- » Duff & Phelps used FY2019 and FY2020 EBITDA estimates to imply a range of values.
- » Naphtha used book value.

Note D

- Duff & Phelps and Naphtha's numbers are equivalent.

Note E

- Selling, General and Administrative Expenses of $21.0 million are tax effected at a tax rate of 23.00%. Naphtha's numbers appear to be pre-tax.

Valuation Summary

Offer Sensitivity Table

Offer Sensitivity Table

($ in thousands)

	Per Share Offer											
	$110.36	**$115.00**	**$120.00**	**$125.00**	**$130.00**	**$135.00**	**$140.00**	**$145.00**	**$150.00**	**$155.00**	**$160.00**	**$165.00**
Implied Aggregate Equity Value	$299,920	$312,530	$326,118	$339,706	$353,294	$366,882	$380,471	$394,059	$407,647	$421,235	$434,824	$448,412
Minority Ownership	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%
Impiled Value of Minority Stake	$87,756	$91,446	$95,422	$99,398	$103,374	$107,350	$111,326	$115,302	$119,278	$123,253	$127,229	$131,205
Variance to Naphtha ($)		**$3,690**	**$7,666**	**$11,641**	**$15,617**	**$19,593**	**$23,569**	**$27,545**	**$31,521**	**$35,497**	**$39,473**	**$43,449**
Variance to Naphtha (%)		**4.2%**	**8.7%**	**13.3%**	**17.8%**	**22.3%**	**26.9%**	**31.4%**	**35.9%**	**40.4%**	**45.0%**	**49.5%**

Appendices

Appendix I.

Changes from Draft Discussion Materials, dated as of January 28, 2019

Valuation Summary

Changes from Draft Discussion Materials, dated as of January 28, 2019

- The mid-point Enterprise Value of the Tamar ORRI increased from $329.8 million to $375.0 million due to:
  - » receipt of an updated forecast model received from Naphtha. The Naphtha model, and based on further clarification, confirmed that the State Royalties are not paid by Isramco, but are in fact paid prior to revenue received by Isramco. The previous model incorrectly deducted these State Royalties;
  - » the passage of time and the resulting updated current valuation date; and
  - » a change in Duff & Phelps' rounding convention to round the nearest $1.0 million.
- The mid-point Enterprise Value of the Oil & Gas Production Activity, including Isramco Resources, LLC, Isramco Energy, LLC and Jay Petroleum LLC, increased from $26.6 million to $31.0 million due to:
  - » the availability of more recent reserve reports, provided by the Company for each entity as of December 31, 2018;
  - » the passage of time and the resulting updated current valuation date; and
  - » a change in Duff & Phelps' rounding convention to round the nearest $1.0 million.
- The mid-point Enterprise Value of the Production Services segment decreased slightly from $32.8 million to $32.5 million due to a change in Duff & Phelps' rounding convention to round the nearest $1.0 million.

Appendix II.

Weighted Average Cost of Capital Analysis

Weighted Average Cost of Capital Analysis

Tamar ORRI

Weighted Average Cost of Capital Analysis - ORRI

Levered Beta	Discount Rate Range		Sources and Considerations
Unlevered Beta	0.60	0.70	Selected Public Companies
Debt % of Capital	0.0%	10.0%	Selected Public Companies
Equity % of Capital	100.0%	90.0%	Selected Public Companies
Tax Rate	0.0%	0.0%	
Levered Beta	0.60	0.78	
Levered Cost of Equity			
Risk-free Rate	3.5%	3.5%	Average Historical Yield on Treasury
Levered Beta	0.60	0.78	See Above
Market Risk Premium	5.0%	5.0%	Duff & Phelps Study
Country Risk Premium	1.2%	1.2%	Duff & Phelps Study
Levered Cost of Equity	7.7%	8.6%	
Cost of Debt			
Cost of Long-term Debt	7.0%	7.0%	Company's Borrowing Rate; BB Bond Rate
Country Risk Premium	1.2%	1.2%	Duff & Phelps Study
Tax Rate	0.0%	0.0%	
After-tax Cost of Debt	8.2%	8.2%	
Weighted Average Cost of Capital (WACC)			
Debt % of Capital	0.0%	10.0%	
Equity % of Capital	100.0%	90.0%	
Calculated WACC	7.70%	8.55%	
Selected WACC		8.25%	

Weighted Average Cost of Capital Analysis

Tamar ORRI – Beta Analysis

Beta Analysis

5-Year Betas Based on 5-Year Average Capital Structure

Company	Ticker	5-Yr Avg. Market Cap. Weight	Levered Beta 5-Year Monthly	R-Squared	Standard Error	Debt / Equity	Effective Tax Rate	Unadj. Unlevered Beta	Cash Adj. Factor	Cash Adj. Unlevered Beta
Black Stone Minerals, L.P.	NYSE:BSM	47.3%	0.63	0.03	0.39	13.7%	0.0%	0.56	1.00	0.56
Dorchester Minerals, L.P.	NasdaqGS:DMLP	8.4%	0.87	0.07	0.38	0.0%	0.0%	0.87	0.98	0.89
Permian Basin Royalty Trust	NYSE:PBT	5.9%	0.69	0.03	0.38	0.0%	0.0%	0.69	0.99	0.70
Sabine Royalty Trust	NYSE:SBR	8.4%	0.57	0.02	0.35	0.0%	0.0%	0.57	0.99	0.57
San Juan Basin Royalty Trust	NYSE:SJT	6.2%	0.29	0.00	0.58	0.0%	0.0%	0.29	0.99	0.29
Viper Energy Partners LP	NasdaqGS:VNOM	23.9%	1.09	0.12	0.44	5.9%	0.0%	1.03	0.99	1.04
	Mean		0.69	0.05	0.42	3.3%	0.0%	0.67	0.99	0.67
	Median		0.66	0.03	0.38	0.0%	0.0%	0.63	0.99	0.63

2-Year Betas Based on 2-Year Average Capital Structure

Company	Ticker	2-Yr Average Market Cap. Weighting	Levered Beta 2-Year Weekly	R-Squared	Standard Error	Debt / Equity	Effective Tax Rate	Unadjusted Unlevered Beta	Cash Adj. Factor	Cash Adj. Unlevered Beta
Black Stone Minerals, L.P.	NYSE:BSM	47.6%	0.68	0.09	0.16	16.1%	0.0%	0.59	1.00	0.59
Dorchester Minerals, L.P.	NasdaqGS:DMLP	7.5%	0.47	0.01	0.20	0.0%	0.0%	0.47	0.98	0.49
Permian Basin Royalty Trust	NYSE:PBT	5.5%	0.65	0.04	0.22	0.0%	0.0%	0.65	0.99	0.66
Sabine Royalty Trust	NYSE:SBR	8.3%	0.68	0.10	0.15	0.0%	0.0%	0.68	0.99	0.68
San Juan Basin Royalty Trust	NYSE:SJT	4.3%	0.72	0.04	0.30	0.0%	0.0%	0.72	0.99	0.73
Viper Energy Partners LP	NasdaqGS:VNOM	26.9%	0.58	0.02	0.26	8.7%	0.0%	0.53	0.99	0.54
	Mean		0.63	0.05	0.21	4.1%	0.0%	0.61	0.99	0.61
	Median		0.67	0.04	0.21	0.0%	0.0%	0.62	0.99	0.62

Appendix III.

Public Market Data

Public Market Data

Isramco Trading Summary

Isramco, Inc. - Common Stock Overview

Stock Price as of February 13, 2019	$115.00
Stock Price as of February 13, 2018	98.05
Stock Price as of February 13, 2017	127.40
30-Day Volume Weighted Average Price ("VWAP")	$115.23
60-Day VWAP	116.75
90-Day VWAP	117.87
52-Week Average Closing Price	$114.21
52-Week High Closing Price (9/20/2018)	125.50
52-Week Low Closing Price (3/9/2018)	94.65
104-Week Average Closing Price	$114.17
104-Week High Closing Price (2/13/2017)	127.40
104-Week Low Closing Price (3/9/2018)	94.65

(1) Based on the latest available data through S&P CapitalIQ

Source: Bloomberg, SEC Filings, and Capital IQ

Isramco, Inc. - Historical Daily Trading Volume (In Thousands)

One-Week Average	0	Two-Week Average	1	One-Month Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.1%	% of Float	0.1%	% of Float	0.1%
Two-Month Average	1	Six-Month Average	1	One-Year Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.1%	% of Float	0.1%	% of Float	0.1%
Two-Year Average	1	Three-Year Average	1	Four-Year Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.1%	% of Float	0.2%	% of Float	0.2%
Total Shares Outstanding (1)	2,718				
Public Float Shares	733				
Public Float %	27.0%				

Public Market Data

Isramco 2-Year Trading History



$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Share Price
25.00
20.00
15.00
10.00
5.00
0.00
Volume (thousands)
2/13/16
4/13/16
6/13/16
8/13/16
10/13/16
12/13/16
2/13/17
4/13/17
6/13/17
8/13/17
10/13/17
12/13/17
2/13/18
4/13/18
6/13/18
8/13/18
10/13/18
12/13/18
2/13/19

Appendix IV.

Premiums Paid Analysis

Premiums Paid Analysis

Majority / Minority Deals

Premiums Paid Analysis

Criteria	Number of Transactions	Stock Price Premium (Median) 1-Day Prior (%)	1-Week Prior (%)	1-Month Prior (%)
Oil, Gas, and Consumable Fuels and Energy Equipment and Services	14	31.1%	32.2%	31.7%
All deals with Enterprise Value < $500 million	134	16.1%	18.2%	20.0%
All United States Deals	12	39.1%	46.5%	36.6%
All Israeli Deals	6	19.8%	23.7%	33.8%
All Deals with Majority Shareholder Purchasing Remaining Shares	201	16.7%	18.3%	19.6%
Isramco, Inc. - Stock Price as of 2/13/2019		**$115.00**	**$114.66**	**$118.65**
Proposed Transaction @ $110.36		**(4.0%)**	**(3.8%)**	**(7.0%)**
Isramco, Inc. - Stock Price as of 3/20/2018		**$98.95**	**$94.65**	**$104.00**
Proposed Transaction @ $110.36		**11.5%**	**16.6%**	**6.1%**

Notes:

(1) Data excludes negative premiums

(2) Data includes announced, effective, and closed deals over the prior 3 years

(3) Only includes transactions with a majority shareholder purchasing remaining shares

Source: Capital IQ